UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

October 28, 2013
(Date of earliest event reported)

LABORATORY CORPORATION OF
AMERICA HOLDINGS
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-11353	13-3757370
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

358 South Main Street,
Burlington, North Carolina	27215	336-229-1127
(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 28, 2013, Laboratory Corporation of America® Holdings (LabCorp®) (NYSE: LH) announced that Garheng Kong, MD, PhD, has been appointed to its Board of Directors, effective December 1, 2013. Dr. Kong is a General Partner in Sofinnova Ventures, a life sciences investment firm based in Menlo Park, California.  He has served as chairman and director on the boards of numerous companies, and operated as interim CEO for two venture-backed companies. Prior to joining Sofinnova Ventures, Dr. Kong was at Intersouth Partners, most recently as a general partner.  During that time, he served as the founding investor and chairman of numerous life sciences companies. Dr. Kong has served on the boards of directors of numerous organizations supporting innovation and research in the life sciences field, including the North Carolina Biotechnology Center, the Hamner Institutes for Life Sciences, the University of Florida Biotechnology Council, and the Investor Advisory Board for the Florida Institute for the Commercialization of Public Research.  Prior to his career in private equity, Dr. Kong worked for GlaxoWellcome in clinical development and marketing and for McKinsey & Company.  Dr. Kong received his MD (Medical Scientist Training Program), PhD in Biomedical Engineering, and MBA from Duke University.  He also holds degrees in Chemical Engineering and Biological Sciences from Stanford University.

Item 7.01	Regulation FD Disclosure

On October 28, 2013, Labcorp issued the press release attached to this Form 8-K as Exhibit 99.1 announcing the appointment of Dr. Kong.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release issued by the Company October 28, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LABORATORY CORPORATION OF AMERICA HOLDINGS
Registrant

By:	/s/ F. SAMUEL EBERTS III
F. Samuel Eberts III
Chief Legal Officer and Secretary

October 28, 2013